EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

               Three and Nine Months Ended March 31, 2003 and 2002

                (Dollars in thousands, except per share amounts)

                                                    Three months ended           Nine months ended
                                                         March 31,                   March 31,
                                                 -------------------------   -------------------------
                                                    2003           2002         2003           2002
                                                 -----------   -----------   -----------   -----------
Net income ...................................   $     3,572   $     3,604   $    11,220   $    10,728
                                                 ===========   ===========   ===========   ===========

Number of shares outstanding:
Weighted average shares issued ...............    11,900,000    11,900,000    11,900,000    11,900,000
Less: Weighted average shares held in treasury     4,791,118     4,450,067     4,689,711     4,339,762
Less: Average shares held by the ESOP ........       952,000       952,000       952,000       952,000
Plus: ESOP shares released or committed to be
           released during the fiscal year ...       793,199       675,393       763,009       647,298
                                                 -----------   -----------   -----------   -----------
Average basic shares .........................     6,950,081     7,173,326     7,021,298     7,255,536
Plus: Average common stock equivalents .......       514,710       529,671       525,230       534,845
                                                 -----------   -----------   -----------   -----------
Average diluted shares .......................     7,464,791     7,702,997     7,546,527     7,790,381
                                                 ===========   ===========   ===========   ===========

Earnings per common share:
        Basic ................................   $      0.51   $      0.50   $      1.60   $      1.48
                                                 ===========   ===========   ===========   ===========
        Diluted ..............................   $      0.48   $      0.47   $      1.49   $      1.38
                                                 ===========   ===========   ===========   ===========


                                       29